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                                                                    Exhibit 10.8

                             KEY EMPLOYEE AGREEMENT

      THIS AGREEMENT is made as of the 19th day of August, 1999 by and among The Berlin City Bank, a New Hampshire bank with its main office in Berlin, New Hampshire (the "Subsidiary"), Northway Financial, Inc. a New Hampshire corporation ("Northway") (Northway and the Subsidiary shall be hereinafter collectively referred to as the "Company"), and _______., a resident of _______ _____________ (the "Executive").

      WHEREAS in order to allow the Executive to consider the prospect of a Change in Control (as defined in Section 1) in an objective manner and in consideration of the services to be rendered by the Executive to the Company and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company, the Company is willing to provide, subject to the terms of this Agreement, certain severance benefits to protect the Executive from the consequences of a Terminating Event (as defined in Section 1) occurring subsequent to a Change in Control; and

      WHEREAS, in consideration of the continued employment of the Executive by the Company, the entering into by Northway of that certain stock option agreement between Northway and the Executive of even date herewith providing for participation by the Executive in Northway's 1999 Stock Option and Grant Plan, the severance benefits provided subject to the terms herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Executive, the Executive agrees to be bound by certain restrictions contained herein regarding competition, Confidential Information (as defined in Section 1) and proprietary rights.

1. Certain Definitions. For the purposes of this Agreement, the following terms shall have the following respective meanings:

      (a) "Change in Control" shall be deemed to have occurred in any one of the following events:

          (i) if there has occurred a change in control of either Northway or the Subsidiary which Northway would be required to report in response to Item 1 (or, in the case of the Subsidiary, Item 2) of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or, if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission, pursuant to the 1934 Act, which are intended to serve similar purposes;

          (ii) when any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of Northway or the Subsidiary representing 25% or more of the total number of votes that may be cast for the election of directors of Northway or the Subsidiary, as the case may be;

          (iii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who are Continuing Directors (as hereinafter defined) cease for any reason to constitute at least a majority of the Board of Directors of Northway or the Subsidiary. For this purpose, a "Continuing Director" shall mean (a) an individual who was a director of Northway or the Subsidiary at the beginning of such period or (b) any new director (other than a director designated by a person who has entered into an agreement with Northway or the Subsidiary to effect a transaction described in clause (ii), (iv) or (v) of this Section 1(a)) whose election by the Board or nomination for election by Northway's or the Subsidiary's stockholders was approved by a vote of at least two-thirds (2/3) of the directors of Northway or the Subsidiary, as appropriate, then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved;

          (iv) the stockholders of Northway approve a merger or consolidation of Northway or the Subsidiary with any other corporation or bank, other than (a) a merger or consolidation which would result in the voting securities of Northway outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of Northway or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of Northway (or similar transaction) in which no "person" (as defined above) acquires more than 30% of the combined voting power of Northway's then outstanding securities; or

          (v) the stockholders of Northway or the Subsidiary approve a plan of complete liquidation of Northway or the Subsidiary or an agreement for the sale or disposition by Northway or the Subsidiary of all or substantially all of Northway's or the Subsidiary's assets;

      (b) "Company-Related Inventions and Developments" means all Inventions and Developments which either (i) relate at the time of conception or development to the actual or demonstrably anticipated business or research and development activities of the Company; (ii) result from or relate to any work performed for the Company, whether or not during normal business hours; (iii) are developed on Company work time; or
          (iv) are developed through the use of Confidential Information, or the Company's equipment, software, or other facilities or resources;

      (c) "Confidential Information" means information belonging to the Company, whether reduced to writing (or in a form from which such information can be obtained, translated, or derived into reasonably usable form), or maintained in the mind or memory of the Executive, which derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from the disclosure or use of such information, including without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software or related code; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Company. Confidential Information includes information developed by the Executive in the course of his employment by the Company, as well as other information to which the Executive may have access in connection with his employment. Confidential Information also includes the confidential information of others with which the Executive has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of the duties of the Executive under Section 5 below;

      (d) "Customer" means any person or entity who (i) is receiving Services, directly or indirectly, from the Company on the date of termination of employment of the Executive with the Company, (ii) received Services, directly or indirectly, from the Company or the Executive at any time during the two year period immediately preceding the date of termination of employment of the Executive with the Company, (iii) was solicited, directly or indirectly, in whole or in part, by the Executive on behalf of the Company to provide Services within two years preceding the termination of employment of the Executive with the Company, or (iv) anyone solicited, directly or indirectly, in whole or in part, on behalf of the Company to provide Services within two years preceding the termination of employment of the Executive with the Company;

      (e) "Inventions and Developments" means any and all inventions, developments, creative works and useful ideas of any description whatsoever, whether or not patentable, including without limitation, discoveries and improvements which consist of or relate to any form of Confidential Information;

      (f) "Restricted Term" means the aggregate period equal to the period during which the Executive is employed by the Company, plus a period of 1.5 years immediately following the termination of employment of the Executive with the Company;

      (g) "Services" means banking and bank-related services, and such other services that are similar to and competitive with services the Company may provide or develop plans to provide during the employment of the Executive;

      (h) "Terminating Event" shall mean:

          (i) termination by either of Northway or the Subsidiary of the employment of the Executive with either of Northway or the Subsidiary for any reason other than (A) death, (B) deliberate dishonesty of the Executive with respect to Northway or the Subsidiary or any subsidiary or affiliate of either, or (C) conviction of the Executive of a crime involving moral turpitude, or

          (ii) resignation of the Executive from the employ of both of Northway and the Subsidiary, while the Executive is not receiving payments or benefits from either of Northway or the Subsidiary by reason of the Executive's disability, subsequent to the occurrence of any of the following events:

               (A) a significant change in the nature or scope of the
                   Executive's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to the Change in Control; or

               (B) a determination by the Executive that, as a result of a
                   Change in Control, he is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to such Change in Control; or

               (C) a reduction in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all management personnel of the Company and all management personnel of any person in control of the Company; or

               (D) the failure by the Company to pay to the Executive any portion of his current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due; or

               (E) the failure by the Company to continue in effect any material compensation, incentive, bonus or benefit plan in which the Executive participates immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change in Control; or

               (F) the failure by the Company to continue to provide the
                   Executive with benefits substantially similar to those available to the Executive under any of the life insurance, medical, health and accident, or disability plans or any other material benefit plans in which the Executive was participating at the time of the Change in Control, or the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; or

               (G) the failure of the Company to obtain a satisfactory agreement from any successor(s) to assume and agree to perform this Agreement.

2. Severance Payments. In the event a Terminating Event occurs within one (1) year after a Change in Control, the Company shall pay to the Executive, in periodic installments in accordance with the Company's usual practice for its senior executives, for a period of 1.5 years from the date of such Terminating Event, a annualized amount equal to the annual compensation paid by the Company to the Executive which was includible in the gross income of the Executive for the calendar year ending before the date on which the Change in Control occurs; provided, that if the Executive is in breach of his obligations under Section 7, the Company may withhold amounts otherwise due to the Executive under this
Section 2 until the Executive has cured such breach or is otherwise in compliance with Section 7.

3.    Limitation on Benefits.

      (a) It is the intention of the Executive and the Company that no payments by the Company to or for the benefit of the Executive under this Agreement or any other agreement or plan pursuant to which he is entitled to receive payments or benefits shall be non-deductible to the Company by reason of the operation of
Section 280G of the Internal Revenue Code of 1986 , as amended (the "Code") relating to parachute payments. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said Section 280G, any such payments exceed the amount which can be deducted by the Company, such payments shall be reduced to the maximum amount which can be deducted by the Company. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Executive, such excess payments shall be refunded to the Company with interest thereon at the applicable Federal Rate determined under Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order than no such payments shall be non-deductible to the Company by reason of the operation of said Section 280G. To the extent that there is more than one method of reducing the payments to bring them within the limitations of said Section 280G, the Executive shall determine which method shall be followed, provided that if the Executive fails to make such determination within 45 days after the Company has sent him written notice of the need for such reduction, the Company may determine the method of such reduction in its sole discretion.


      (b) If any dispute between the Company and the Executive as to any of the amounts to be determined under this Section 3, or the method of calculating such amounts, cannot be resolved by the Company and the Executive, either the Company or the Executive after giving three days written notice to the other, may refer the dispute to a partner in the Boston office of a firm of independent certified public accountants selected jointly by the Company and the Executive. The determination of such partner as to the amount to be determined under Section 3(a) and the method of calculating such amounts shall be final and binding on both the Company and the Executive. The Company shall bear the costs of any such determination.

4. Extent of Service. During the Executive's employment with the Company, the Executive shall, subject to the direction and supervision of the Company, devote his full business time, best efforts and business judgment, skill and knowledge to the advancement of the Company's interests and to the discharge of his duties and responsibilities under this Agreement. The Executive shall not engage in any other business activity, except as may be approved by the Company; provided that nothing in this Agreement shall be construed as preventing the Executive from:

      (a) investing his assets in any company or other entity in a manner not prohibited by Section 7 below and in such form or manner as shall not require any material activities on his part in connection with the operations or affairs of the companies or other entities in which such investments are made; or

      (b) engaging in religious, charitable or other community or non-profit activities that do not impair the ability of the Executive to fulfill his duties and responsibilities under this Agreement.

5. Confidentiality. The Executive acknowledges and agrees that his employment creates a relationship of confidence and trust with the Company with respect to all Confidential Information. At all times, both during the Executive's employment with the Company and after the termination of such employment, the Executive shall keep in confidence and trust all such Confidential Information, and shall not use or disclose any such Confidential Information without the written consent of the Company, except as may be necessary in the ordinary course of performing his duties to the Company. In furtherance of the foregoing:

      (a) Documents, Records, etc. All documents, records, data, apparatus, equipment and physical property, whether or not pertaining to Confidential Information or Company-Related Inventions and Developments, which are furnished to the Executive by the Company or are produced by the Executive in connection with his employment shall be and remain the sole property of the Company. The Executive shall return to the Company all such materials and property, including any material or medium from which any Confidential Information may be ascertained or derived, as and when requested by the Company. In any event, the Executive shall return all such materials and property immediately upon termination of his employment for any reason. The Executive shall not retain any such material or property or any copies, compilations, or analyses thereof after such termination.

      (b) Assignment of Inventions and Developments. The Executive agrees that all Company-Related Inventions and Developments which he conceives or develops, in whole or in part, either alone or jointly with others, during the term of his employment with the Company shall be the sole property of the Company. The Company shall be the sole owner of all patents, copyrights and other proprietary rights in and with respect to such Company-Related Inventions and Developments. To the fullest extent permitted by law, such Company-Related Inventions and Developments shall be deemed works made for hire. The Executive hereby transfers and assigns to the Company any proprietary rights which he may have or acquire in any such Company-Related Inventions and Developments, and the Executive hereby waives any other special rights which he may have or accrue therein. The Executive agrees to execute any documents and take any actions that may be required to effect and confirm such transfer, assignment and waiver. The provisions of this Section 5(b) shall apply to all Company-Related Inventions and Developments which are conceived or developed by the Executive during the term of his employment with the Company, whether or not further development or reduction to practice may take place after termination of such employment, for which purpose it shall be presumed that any Company-Related Inventions and Developments conceived by the Executive which are reduced to practice within one year after termination of the employment of the Executive were conceived during the term of the Executive's employment with the Company unless the Executive is able to establish a later conception date by clear and convincing evidence. THE EXECUTIVE HEREBY REPRESENTS AND WARRANTS TO THE COMPANY THAT ALL INVENTIONS AND DEVELOPMENTS MADE BY THE EXECUTIVE PRIOR TO HIS EMPLOYMENT BY THE COMPANY ARE DISCLOSED IN EXHIBIT A ATTACHED TO THIS AGREEMENT. The Executive agrees promptly to disclose to the Company, or to persons designated by the Company, all Company-Related Inventions and Developments which are or may be subject to the provisions of this Section 5(b). The Executive further agrees to assist the Company, at the Company's request from time to time and at its expense, to obtain and enforce patents, copyrights or other proprietary rights with respect to Company-Related Inventions and Developments in any and all countries and the Executive agrees that he shall execute all documents reasonably necessary or appropriate for this purpose. This obligation of the Executive shall survive the termination of employment of the Executive, provided that the Company shall compensate the Executive at a reasonable rate after such termination for time actually spent by the Executive at the Company's request on such assistance. In the event that the Company is unable for any reason to secure the Executive's signature to any document reasonably necessary or appropriate for any of the foregoing purposes (including renewals, extensions, continuations, divisions or continuations in part), the Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Executive's agents and attorneys-in-fact to act for the Executive and on behalf of the Executive, but only for the purpose of executing and filing any such document and doing all other lawfully permitted acts to accomplish the foregoing purposes, with the same legal force and effect as if it had been executed or done by the Executive.

6. Nonsolicitation of Customers. During the Restricted Term, regardless of the reason for termination of the employment of the Executive, the Executive shall not, directly or indirectly, in any capacity:

      (a) solicit the business or patronage of any Customer for any other person or entity engaged in or for the purpose of providing Services;

      (b) divert, entice, or otherwise take away from the Company the business or patronage of any Customer, or attempt to do so;

      (c) solicit or induce any Customer to terminate or reduce its relationship with the Company;

      (d) provide or assist with the provision of Services to a Customer (except in his capacity as an employee of the Company); or

      (e) refer a Customer to another provider of Services.

7. Unfair Competition. During the Restricted Term, regardless of the reason for termination of employment of the Executive, the Executive shall not, directly or indirectly, in any capacity, whether as owner, partner, director, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate, assist or invest in any business activity anywhere in the State of New Hampshire, or any county in another state that is contiguous to a county where Northway or any of its subsidiaries or affiliates has an office, where the Company directly or indirectly provides or uses Services or the Company is preparing to provide Services, if such business activity involves the development, production, sale, provision or marketing of Services or products or services like or similar to, or otherwise competitive with the Services. The foregoing shall not prevent the Executive from owning up to one percent of the outstanding securities of a publicly-held corporation which competes with the Company, or from being employed by or affiliated or associated with any person or entity after termination of the employment of the executive with the Company so long as the Executive does not have any direct or indirect involvement on behalf of any such person or entity with respect to developing, producing, selling, providing or marketing Services. Notwithstanding any provision of this Agreement to the contrary, in the event a Terminating Event occurs following a Change in Control, the Executive shall not be subject to the restrictions outlined above in this Section 7 for a period in excess of six (6) months from the date of such Terminating Event.

8. Nonsolicitation of Employees. During the Restricted Term, regardless of the reason for termination of the employment of the Executive, the Executive shall not directly or indirectly, in any capacity:

      (a) hire or employ, directly or indirectly, through any enterprise with which the Executive is associated, any current employee or agent of the Company or any individual who had been employed by or served as an agent to the Company within one year preceding the date of termination of employment of the Executive; or

      (b) recruit, solicit or induce (or in any way assist another person or enterprise in recruiting, soliciting or inducing) any employee or an agent of the Company to terminate his or her employment or other relationship with the Company.

9. Acknowledgments. The Executive acknowledges and agrees that the restrictions set forth in Sections 5, 6, 7 and 8 are intended to protect the Company's interest in its Confidential Information and its commercial relationships and goodwill (with its customers, prospective customers, vendors, consultants and employees), or developed while the Executive was employed by the Company, and are reasonable and appropriate for these purposes.

10. Disclosure of Agreement. The Executive agrees that he shall disclose the existence and terms of this Agreement to any prospective company, partner, co-venturer, investor or lender prior to entering into an employment, partnership or other business relationship with such person or entity.

11. Third-Party Agreements and Rights. The Executive hereby confirms that he is not bound by the terms of any agreement with any previous company or other party which restricts in any way his use or disclosure of information or his engagement in any business. The Executive hereby represents and warrants to the Company that the execution by the Executive of this Agreement, the employment by the Executive with the Company and the performance of the proposed duties of the Executive for the Company will not violate any obligations the Executive may have to any such previous company or other party. In the Executive's work for the Company, the Executive agrees that he shall not disclose or make use of any information in violation of any agreements with or rights of any such previous company or other party, and he shall not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

12. Litigation and Regulatory Cooperation. During and after the employment of the Executive by the Company, the Executive shall cooperate fully with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Executive was employed by the Company. The full cooperation of the Executive in connection with such claims or actions shall include, but shall not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the employment of the Executive by the Company, the Executive shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Company. The Company shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the performance by the Executive of obligations pursuant to this Section 12.

13. Injunction. The Executive acknowledges and agrees that it would be difficult to measure any damages caused to the Company which might result from any breach by the Executive of the promises set forth in this Agreement, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Executive agrees that if the Executive breaches, or threatens to breach, any portion of this Agreement, the Company shall be entitled, in addition to, and not in substitution for, all other remedies that it may have, at law or in equity, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company.

14. Severability. The parties hereto agree that if any provisions of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deleted from the Agreement, but such deletion is to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made, and the validity or enforceability of any other provision hereof shall not be affected thereby. The parties hereto further agree that to the extent any provision hereof is deemed unenforceable by virtue of its scope in terms of area or length of time or for any other reason, but may be made enforceable by limitations thereon, such provision shall be enforceable to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought.

15. Entire Agreement. This Agreement contains the entire and only agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements and understandings between the parties as to the subject matter hereof.

16. Survival of Obligations; Extension. The Executive acknowledges and agrees that his obligations under this Agreement shall survive the termination of his employment with the Company regardless of the manner of or reasons for such termination, and regardless of whether such termination constitutes a breach of this Agreement or of any other agreement the Executive may have with the Company.

17. Assignment. The Executive shall not make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of Northway, and without such consent any attempted transfer shall be null and void and of no effect. The Company shall not make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the Executive, and without such consent any attempted transfer shall be null and void and of no effect; provided, that the Company may assign all or any portion of its rights under this Agreement: (a) to any of its affiliates, (b) by operation of law to any corporation or other entity with or into which the Company may be merged or consolidated, or (c) to any corporation or other entity to which the Company transfers all or substantially all of its assets; provided such corporation or other entity assumes this Agreement and all obligations and undertakings of the Company hereunder.

18. Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, and enforceable against Northway, the Subsidiary and the Executive , their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death prior to the completion by the Company of all payments due to him under this Agreement, the Company shall continue such payments to the Executive's beneficiary designated in writing to the Company prior to his death (or to his estate, if he fails to make such designation).

19. Amendment. This Agreement may not be amended except in a writing signed by all parties hereto.

20. No Contract of Employment. Nothing in this Agreement shall be construed as a contract of employment between the Executive and the Company or as a commitment on the part of the Company to retain the Executive in any capacity for any period of time.

21. Notices. Any notices, requests, demands and other communications provided for by this Agreement will be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the address set out below the signature of the Executive below and, in the case of any notice to the Company, at the main office of Northway, to the attention of its President and Chief Executive Officer.

22. Governing Law. The validity, construction, and enforceability of this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New Hampshire without giving effect to the conflict of laws provisions thereof. This Agreement is executed under seal.

23. Term. This Agreement shall take effect as of the date hereof and shall terminate upon expiry of the Restricted Term.

24. Withholding. All payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

25. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of the State of New Hampshire by three arbitrators, one of whom shall be appointed by the Company, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Concord. Such arbitration shall be conducted in the City of Concord in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 25. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of the Executive's rights under this Agreement, the Company shall pay (or the Executive shall be entitled to recover from the Company, as the case may be) the Executive's reasonable attorneys' fees and other reasonable costs and expenses in connection with the enforcement of said rights (including the enforcement of any arbitration award in court) regardless of the final outcome, unless and to the extent the arbitrators shall determine that under the circumstances of recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust. This provision shall not apply to Section 3(b), except in the event that the Company and the Executive cannot agree on the selection of the accounting partner described in said Section 3(b).

26. Allocation of Obligations. Northway and the Subsidiary shall allocate among themselves which party shall be responsible for paying the severance payments and other benefits directed by this Agreement. The payment by either party of such severance payments and other benefits shall satisfy the obligations of the non-paying party under this Agreement. Both Northway and the Subsidiary shall be jointly liable in the event of a failure by both parties to pay such severance payments and other benefits.

27. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

28. Election of Remedies. An election by the Executive to resign after a Change in Control under the provisions of this Agreement shall not constitute a breach by the Executive of any employment agreement between the Company and the Executive and shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Company's benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under any employment agreement he may then have with the Company; provided, however, that if there is a Terminating Event under Section 1 hereof, the Executive may elect either to receive the severance payment provided under Section 2 or such termination benefits as he may under any such employment agreement, but may not elect to receive both.

29. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by duly authorized representatives of each of Northway and the Subsidiary.

      IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by Northway, by its duly authorized officer, by the Subsidiary, by its duly authorized officer, and by the Executive, as of the date first above written.

WITNESS:


_______________________________                 _____________________________




ATTEST:                                           THE BERLIN CITY BANK


________________________________                By:__________________________

                                                Title: ______________________
                                                             Clerk

[Seal]




ATTEST:                                           NORTHWAY FINANCIAL, INC.

________________________________                By:__________________________

                                                Title:_______________________
                                                             Clerk


[Seal]

                                    EXHIBIT A

                  INVENTIONS AND DEVELOPMENTS MADE BY EXECUTIVE
                       PRIOR TO EMPLOYMENT BY THE COMPANY



Nil